CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8 (File Numbers 33-65912 and 33-33550) and Forms S-3 (File Numbers 33-69974, 33-63539 and 333-20527).


                                                         /s/ Arthur Andersen LLP

Phoenix, Arizona,
August 14, 1997.